                                                                    EXHIBIT 5.01

                                  July 12,1999

VeriSign, Inc.
1350 Charleston Road
Mountain View, California 94043-1331

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about July 14, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,900,000 shares of your Common Stock (the "Stock") subject to issuance by you upon exercise of options granted or to be granted under your 1998 Equity Incentive Plan, 1998 Employee Stock Purchase Plan and Non-Plan Option Agreements (collectively, the "Plans")

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-40789), filed with the Commission and declared effective on January 29, 1998 (the "Form S-1"), together with the Exhibits filed as a part thereof, including without limitation the Plans and related grant and exercise form agreements;

     (2) your registration statement on Form 8-A (File Number 000-23593) filed with Commission on January 6, 1998, which we understand was declared effective on January 29, 1998;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the Prospectus prepared in connection with the Registration Statement;

     (5) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (6) [a certificate from your transfer agent dated July 8, 1999 / verbal confirmation from the transfer agent] regarding the number of shares outstanding, and a list prepared by [you/Sharedata, Inc.] identifying all outstanding options, warrants and other rights to acquire your capital stock and

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the 4,900,000 shares of Stock that may be issued and sold by you upon the exercise of options granted or to be granted under the Plans, or purchase rights pursuant to the Plans when issued and sold in accordance with the respective Plan and purchase agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus prepared in connection therewith and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP